         As filed with the Securities and Exchange Commission on April 27, 1998
                                                     Registration No. 333-_____
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               -----------------------

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------------

                               INTEK GLOBAL CORPORATION
                (Exact name of registrant as specified in its charter)

            DELAWARE                                     04-2450145
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                            214 CARNEGIE CENTER, SUITE 304
                           PRINCETON, NEW JERSEY 08540-6237
                (Address of Principal Executive Offices and Zip Code)

                               -----------------------

                      INTEK GLOBAL CORPORATION 1997 PERFORMANCE
                              AND EQUITY INCENTIVE PLAN
                                 (Full Title of Plan)

                               -----------------------

                                 --------------------
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               INTEK GLOBAL CORPORATION
                            214 CARNEGIE CENTER, SUITE 304
                           PRINCETON, NEW JERSEY 08540-6237
                       (Name and address of agent for service)

                                    (609) 419-1222
            (Telephone number, including area code, of agent for service)

                                   WITH A COPY TO:
                                   NANCY H. WOJTAS
                            MANATT, PHELPS & PHILLIPS, LLP
                             11355 WEST OLYMPIC BOULEVARD
                            LOS ANGELES, CALIFORNIA 90064

                           Calculation of Registration Fee


                                             Proposed Maximum     Proposed Maximum
Title of Securities      Amount to be         Offering Price       Aggregate            Amount of
 to be Registered        Registered(1)          per Share(2)      Offering Price(2)   Registration Fee
------------------------------------------------------------------------------------------------------
  Common Stock,         4,000,000              $3.5625              $14,250,000          4,204
  $.01 par value

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the Registrant's 1997 Performance and Equity Incentive Plan as a result of adjustment provisions thereto.
(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market System on April 20, 1998.

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

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), and are incorporated herein by reference.

Item 1.   PLAN INFORMATION

     (a)  Intek Global Corporation 1997 Performance and Equity Incentive Plan
     (b)  Prospectus for the 1997 Performance and Equity Incentive Plan
     (c)  Form of Non-Statutory Stock Option Agreement for directors
     (d)  Form of Non-Statutory Stock Option Agreement for key employees


Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The written statement required to be provided to participants pursuant to this Item 2 is set forth in the Prospectus referred to in Item 1 above.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Intek Global Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 4,000,000 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 1997 Performance and Equity Incentive Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and

     (c) The description of the Common Stock contained in its Registration Statement on Form 8-A dated April 17, 1980 (File No. 0-09160), filed with the Commission pursuant to Section 12(g) of the Exchange Act (there being no further amendment or report filed for the purpose of updating such description).

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Certain statutes, Article X of the Company's Restated Certificate of Incorporation, Section 7 of the Company's By-laws, contracts and other arrangements provide that, in certain cases, the liability of each director shall be limited and each officer and director and controlling person of the Company shall be indemnified by the Company against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such, and insuring the Registration under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

          Exhibit
          Number         Description
          ------         -----------
          5.1            Opinion of Manatt, Phelps & Phillips, LLP

          23.1           Consent of Manatt, Phelps & Phillips, LLP (see Exhibit
                         5.1)

          23.2           Consent of Arthur Andersen LLP

          23.3           Consent of Baker Tilly

          24.1           Power of Attorney (see page II-5)

          99.1           Intek Global Corporation 1997 Performance and Equity
                         Incentive Plan

          99.2 Form of Non-Statutory Stock Option Agreement for directors

          99.3 Form of Non-Statutory Stock Option Agreement for key employees

Item 9.   UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 23rd day of April, 1998.

                                        INTEK GLOBAL CORPORATION


                                        By  /s/
                                           ------------------------------
                                           Robert J. Shiver
                                           Chairman and Chief Executive Officer

                                        By /s/
                                           ------------------------------
                                           D. Gregg Marston
                                           Interim Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert J. Shiver and D. Gregg Marston his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                             Date
---------                     -----                             ----
/s/                           Chairman and                     April 23, 1998
---------------------         Chief Executive Officer
Robert J. Shiver

/s/                           Secretary and Director           April 23, 1998
---------------------
Steven L. Wasserman

/s/                           Director                         April 23, 1998
---------------------
Roger Wiggs

/s/                           Director                         April 23, 1998
---------------------
Michael Wilkinson

/s/                           Director                         April 23, 1998
---------------------
Robert Kelly

/s/                           Director                         April 23, 1998
---------------------
John G. Simmonds

/s/                           Director                         April 23, 1998
---------------------
John Wareham

                               INTEK GLOBAL CORPORATION

                                       FORM S-8

                                    EXHIBIT INDEX


EXHIBIT
NUMBER
5.1       Opinion of Manatt, Phelps & Phillips, LLP

23.1      Consent of Manatt, Phelps & Phillips, LLP
          (see Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP

23.3      Consent of Baker Tilly

24.1      Power of Attorney (see page II-5)

99.1 Intek Global Corporation 1997 Performance and Equity Incentive Plan

99.2 Form of Non-Statutory Stock Option Agreement for directors

99.3 Form of Non-Statutory Stock Option Agreement for key employees